As filed with the Securities and Exchange Commission on July 22, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESTERN DIGITAL CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	33-0956711
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

20511 Lake Forest Drive
Lake Forest, California 92630
(949) 672-7000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

WESTERN DIGITAL CORPORATION
AMENDED AND RESTATED
1993 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of Plan)

Raymond M. Bukaty
Vice President, General Counsel and Secretary
Western Digital Corporation
20511 Lake Forest Drive
Lake Forest, California 92630
(949) 672-7000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price Per	Offering	Registration
to be Registered	Registered(1)	Share(2)	Price(2)	Fee

Common Stock, par value $0.01 per share	4,000,000 (3)	$13.03	$52,120,000	$4,216.51

(1)	Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock pursuant to the Rights Agreement between Western Digital Corporation and American Stock Transfer and Trust Company, as Rights Agent. Pursuant to Rule 416(a), this Registration Statement also covers shares issued pursuant to antidilution provisions set forth in the Amended and Restated 1993 Employee Stock Purchase Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of the Common Stock of Western Digital as reported on July 15, 2003 on the New York Stock Exchange.

(3)	15,000,000 shares are issuable under the Amended and Restated 1993 Employee Stock Purchase Plan. In addition to the 4,000,000 shares registered hereby: (i) 3,500,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 33-51725, as filed with the Securities and Exchange

Commission on December 28, 1993 (which includes 1,750,000 shares of common stock registered on the Form S-8 Registration Statement and 1,750,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital’s stock dividend of one share for each share outstanding on May 20, 1997); (ii) 1,500,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 333-20359, as filed with the Securities and Exchange Commission on January 24, 1997 (which includes 750,000 shares of common stock registered on the Form S-8 Registration Statement and 750,000 shares of common stock registered pursuant to Rule 416 in connection with Western Digital’s stock dividend of one share for each share outstanding on May 20, 1997); (iii) 2,000,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 333-42991, as filed with the Securities and Exchange Commission on December 22, 1997; and (iv) 4,000,000 shares of common stock issuable under the Plan were registered under the Registration Statement on Form S-8, Registration No. 333-95499, as filed with the Securities and Exchange Commission on January 27, 2000.

Item 3. Incorporation of Documents by Reference.
Item 6. Indemnification of Directors and Officers.
Item 8.Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 5.1
EXHIBIT 23.1

INTRODUCTION

     This Registration Statement on Form S-8 is filed by Western Digital Corporation, a Delaware corporation (the “Company”), and relates to an additional 4,000,000 shares of Common Stock issuable pursuant to the Company’s Amended and Restated 1993 Employee Stock Purchase Plan (the “Plan”), and consists of only those items required by General Instruction E to Form S-8.

INCORPORATION OF
PREVIOUSLY FILED REGISTRATION STATEMENT

     The contents of the Registration Statement on Form S-8 (Registration No. 33-51725) filed with the Securities and Exchange Commission on December 28, 1993 and the contents of Post-Effective Amendment No. 1 thereto filed with the Securities and Exchange Commission on June 17, 1997, Post-Effective Amendment No. 2 filed with the Securities and Exchange Commission on April 6, 2001, and Post-Effective Amendment No. 3 filed with the Securities and Exchange Commission on April 27, 2001, are incorporated herein by reference and made a part hereof.

Item 3. Incorporation of Documents by Reference.

     The following documents, which the Company has previously filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 28, 2002, filed with the Securities and Exchange Commission on September 25, 2002.

(b)	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 27, 2002, December 27, 2002 and March 28, 2003.

(c)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 6, 2002, December 5, 2002, February 20, 2003, March 5, 2003, March 18, 2003, April 24, 2003, May 7, 2003 and June 11, 2003.

(d)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-B (No. 1-08703) of Western Digital Technologies, Inc. (formerly known as Western Digital Corporation prior to its adoption of a holding company organizational structure effected pursuant to Section 251(g) of the Delaware General Corporation Law on April 6, 2001), filed April 3, 1987, and any amendments or reports filed for the purpose of updating such description.

(e)	The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A12B (No. 1-08703), filed April 6, 2001, and any amendments or reports filed for the purpose of updating that description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this registration statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Securities and Exchange Commission.

     For purposes of this registration statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers.

     Western Digital Corporation is a Delaware corporation. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides, among other things, that to the extent a director or officer of the corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled, and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As permitted by Section 102(b)(7) of the DGCL, the Company’s certificate of incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Company’s bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law. In addition to the indemnification provisions in the Company’s bylaws, the Company has entered into indemnity agreements with each director and executive officer of the Company. These indemnity agreements require that the Company indemnify each director and executive officer to the fullest extent permitted by the DGCL.

     The indemnity agreements also require the Company to make prompt payment of expenses incurred by the director or executive officer in connection with any proceeding upon the request of the director or executive officer in advance of indemnification to the extent permitted by law.

     The Company has a policy of directors’ liability insurance which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances stated in the policy.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Western Digital Corporation, filed with the office of the Secretary of State of the State of Delaware on April 6, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on April 6, 2001).

4.2	Certificate of Amendment of Certificate of Incorporation of Western Digital Corporation, filed with the office of the Secretary of State of the State of Delaware on January 8, 2002.

4.3	Amended and Restated By-laws of Western Digital Corporation, adopted as of July 16, 2002.

4.4	Rights Agreement between Western Digital Corporation and American Stock Transfer & Trust Company, as Rights Agent, dated as of April 6, 2001, which includes as Exhibit A thereto the Form of Right Certificate to be distributed to holders of Rights after the Distribution Date (as that term is defined in the Rights Agreement) (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on April 6, 2001).

4.5	Certificate of Designations of Series A Junior Participating Preferred Stock of Western Digital Corporation dated April 6, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on April 6, 2001).

4.6	Form of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form 8-B (File No. 1-08703), as filed with the Securities and Exchange Commission on April 13, 1987).

4.7	Western Digital Corporation 1993 Employee Stock Purchase Plan (amended and restated as of November 14, 2002) (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 1-08703), as filed with the Securities and Exchange Commission on February 7, 2003).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP, independent auditors.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of California, on July 21, 2003.

WESTERN DIGITAL CORPORATION

By:	/s/ MATTHEW E. MASSENGILL

Matthew E. Massengill Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints MATTHEW E. MASSENGILL and RAYMOND M. BUKATY his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ MATTHEW E. MASSENGILL	Chairman and Chief Executive Officer	July 21, 2003
(Principal Executive Officer)
Matthew E. Massengill

/s/ SCOTT MERCER	Senior Vice President and	July 21, 2003
Chief Financial Officer
D. Scott Mercer	(Principal Financial and Accounting
Officer)

/s/ PETER D. BEHRENDT	Director	July 21, 2003

Peter D. Behrendt

/s/ I.M. BOOTH	Director	July 21, 2003

I.M. Booth

/s/ KATHLEEN A. COTE	Director	July 21, 2003

Kathleen A. Cote

/s/ HENRY T. DENERO	Director	July 21, 2003

Henry T. DeNero

Director

William L. Kimsey

/s/ MICHAEL D. LAMBERT	Director	July 21, 2003

Michael D. Lambert

Director

Roger H. Moore

/s/ THOMAS E. PARDUN	Director	July 21, 2003

Thomas E. Pardun

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Western Digital Corporation, filed with the office of the Secretary of State of the State of Delaware on April 6, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on April 6, 2001).

4.2	Certificate of Amendment of Certificate of Incorporation of Western Digital Corporation, filed with the office of the Secretary of State of the State of Delaware on January 8, 2002.

4.3	Amended and Restated By-laws of Western Digital Corporation, adopted as of July 16, 2002.

4.4	Rights Agreement between Western Digital Corporation and American Stock Transfer & Trust Company, as Rights Agent, dated as of April 6, 2001, which includes as Exhibit A thereto the Form of Right Certificate to be distributed to holders of Rights after the Distribution Date (as that term is defined in the Rights Agreement) (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on April 6, 2001).

4.5	Certificate of Designations of Series A Junior Participating Preferred Stock of Western Digital Corporation dated April 6, 2001 (incorporated by reference to the Company’s Current Report on Form 8-K (File No. 1-08703), as filed with the Securities and Exchange Commission on April 6, 2001).

4.6	Form of Common Stock Certificate (incorporated by reference to the Company’s Registration Statement on Form 8-B (File No. 1-08703), as filed with the Securities and Exchange Commission on April 13, 1987).

4.7	Western Digital Corporation 1993 Employee Stock Purchase Plan (amended and restated as of November 14, 2002) (incorporated by reference to the Company’s Quarterly Report on Form 10-Q (File No. 1-08703), as filed with the Securities and Exchange Commission on February 7, 2003).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP, independent auditors.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).